EXHIBIT 10.3

JOINDER AGREEMENT

            THIS JOINDER AGREEMENT (this "Joinder Agreement"), dated as of September 30, 2005, is entered into by Texas-New Mexico Power Company, a Texas corporation (the "Applicant Borrower") for the benefit of BANK OF AMERICA, N.A., in its capacity as Administrative Agent (the "Administrative Agent") under that certain Amended and Restated Credit Agreement, dated as of August 15, 2005, among PNM Resources, Inc. (the "Company"), First Choice Power, L.P., a Texas limited partnership ("FCP", together with the Company and, subject to compliance with Section 2.6 of the Credit Agreement, certain Subsidiaries of the Company from time to time, individually a "Borrower" and collectively the "Borrowers"), Bank of America, N.A., as Administrative Agent, and the Lenders identified therein (as the same may be amended, modified, extended or restated from time to time, the "Credit Agreement").  All capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Credit Agreement.

            The Applicant Borrower hereby agrees as follows:

            1.         Upon its execution of this Joinder Agreement, and the satisfaction of the conditions set forth in Section 2.6 of the Credit Agreement, the Applicant Borrower will be deemed to be a Borrower for all purposes of the Credit Agreement and agrees to be bound by all of the terms, provisions and conditions contained in the Credit Agreement, including without limitation, all of the affirmative and negative covenants set forth in Sections 7 and 8 of the Credit Agreement.  Furthermore, the Applicant Borrower agrees that all of the representations and warranties in the Credit Agreement applicable to the Applicant Borrower are true and correct in all material respects as of the date hereof.

            2.         The Applicant Borrower agrees to deliver to the Administrative Agent all documentation required by Section 2.6 of the Credit Agreement or otherwise requested by the Administrative Agent, including, without limitation, organizational documents, resolutions, an incumbency certificate and opinions.

            3.         The address of the Applicant Borrower for purposes of Section 11.1 of the Credit Agreement is the same address as the Company.

            4.         This Joinder Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument.

           5.         THIS JOINDER AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, BUT EXCLUDING ALL OTHER CHOICE OF LAW AND CONFLICTS OF LAW RULES).

            IN WITNESS WHEREOF, the Applicant Borrower has caused this Joinder Agreement to be duly executed by its authorized officer as of the day and year first above written.

TEXAS-NEW MEXICO POWER COMPANY

By: /s/ Terry R. Horn
Name: Terry R. Horn
Title: Vice President and Corporate Secretary

Acknowledged and accepted:

BANK OF AMERICA, N.A.,
as Administrative Agent

By: /s/ Gabriela B. Millhorn
Name: Gabriela B. Millhorn
Title: Senior Vice President